EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT AND PLAN OF MERGER– MOREGAIN PICTURES/CINEMA LIBRE

This Share Exchange Agreement (this “Agreement”) is made and entered into as of December 19, 2018 by and among and MOREGAIN PICTURES INC., a Nevada corporation eligible for quotation on the OTC Market (“MP”), MOREGAIN CAPITAL GROUP, a Nevada corporation, and majority shareholder of MP (“MCG”), and Sceneries Entertainment Corp. doing business as Cinema Libre Studio, a California corporation (“CLS” or “Sceneries”), and Ali Yang (“Yang”) and Philippe Diaz (“Diaz”) as the shareholders of CLS (collectively, the “CLS Shareholders”). MGC, MP, CLS and the CLS Shareholders are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, MCG is a professional private equity management company specializing in investment in the areas of life science, casinos & hotels and films and including, but not limited to, the investment in commercial banks in the capital markets.

WHEREAS, MP is a publicly traded company on the OTC Markets exchange, and is owned and controlled by MCG as majority shareholder of MP’s issued and outstanding stock, and MP’s current Chairman and CEO is Jesse J. Weiner (“Weiner”). MP specializes in film content creation, film investment and distribution, and the investment and cooperation in mainstream blockbuster movies in Hollywood, California. Additionally, MP owns a unique Movie + Finance + Internet business profit model which will allow profits to its strategic partners in film investment, production, and distribution in the United States and abroad.

WHEREAS, CLS is a production and distribution company of among other things award-winning, high concept narratives and social issue nonfiction films. CLS has released over 150 film titles and remains at the forefront of the independent film movement offering a full array of services to the independent filmmaker including production, post-production, domestic distribution (theatrical, home entertainment, digital, and educational) and international sales. The CLS Shareholders collectively own 100% of the issued and outstanding stock of CLS (the “CLS Shares”); and

WHEREAS, MP desires to acquire, in a bona fide strategic transaction, one-hundred percent (100%) of the CLS Shares from the CLS Shareholders in exchange (the “Share Exchange”) for the issuance  of an aggregate number of 502,324 shares of restricted MP common stock to the CLS Shareholders, (the “Common Stock” or the “Exchange Shares”) in accordance with the Audit; to further facilitate the Share Exchange, prior to Closing, MCG will tender for cancellation and return to treasury the amount of Exchange Shares to be issue to CLS at Closing;

WHEREAS, the board of directors of each of MP, MCG and CLS have approved this Agreement and each of them has determined that this Agreement, the Share Exchange and any other transactions contemplated hereby are advisable and in the respective best interests of each of MP,  MCG, CLS and their respective stockholders.

WHEREAS, as a result of the transactions contemplated hereby, CLS shall become a wholly-owned subsidiary of MP and concurrently following the Closing, CLS shall merge with and into MP, and the name of MP shall be changed to Cinema Libre Studio, Inc.

WHEREAS, it is the intention of the parties that: (i) the Share Exchange shall qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”); and (ii) the Share Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “Securities Act”);

WHEREAS, CLS has, at its expense, hired an independent evaluation firm, for the purpose of undertaking a comprehensive valuation of CLS as of the approximate date of execution of this Agreement, which has been completed and has indicated a current valuation in the amount of US$12.76 Million dollars (“Valuation”).

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

1.

TERMS OF THE SHARE EXCHANGE

1.1

Share Exchange and Merger

a)

Upon the terms and subject to the conditions as set forth in this Agreement, at the Closing (as hereinafter defined) the CLS Shareholders shall assign, transfer, convey, and deliver to MP free and clear of all liens, pledges, charges and encumbrances, one-hundred percent (100%) of the CLS Shares.

b)

In consideration of the transfer of the CLS Shares to MP at the Closing, and subject to the terms and conditions of this Agreement, and term (d) of this section, MCG shall cancel and return to treasury that certain number of Exchange Shares and MP shall issue to CLS Shareholders the Exchange Shares free and clear of all liens, pledges, charges and encumbrances.

c)

The Exchange Shares shall be allocated at Closing Date according to the proportional ownership of CLS Shareholders: 49% to Yang and 51% to Diaz.

d)

Based upon the Valuation, as referenced in the recitals hereto the “purchase price” of the CLS Shares and valuation of CLS is agreed to be US$12.76 Million dollars, and in consideration of and according to Clause 1.1(e), US$2 Million dollars will be paid to CLS shareholders as set forth below, therefore, which will be used as fundamental of calculating for the value of Exchange Shares to be issued to CLS shareholders by MP, for this term specifically, so accordingly, the Acquisition Price is US$10.76 Million dollars (Valuation US$12.76 Million dollars minus US$2Million dollars).

e)

Within six months from the Closing Date (as defined below), MP agrees to pay the original CLS shareholders (Ali Yang and Philippe Diaz) an aggregate $1 million dollars. No later than the twelfth month anniversary of the Closing Date, MP shall pay the CLS Shareholders an additional $1 million, for a total cash payment of $2 million (“Cash”). In the event of termination of this Agreement by CLS, the original CLS Shareholders shall immediately return the Cash given to the CLS Shareholders by MP and all Exchange Shares issued to the CLS Shareholders in accordance with this Agreement.

f)

Upon the terms and subject to the conditions hereof, at the Closing Date, CLS shall become a wholly owned subsidiary of MP and shall thereafter merge with and into MP in accordance with Title 7, Chapter 92A of the Nevada Revised Statutes of the State of Nevada and the separate existence of CLS shall thereupon cease and MP shall be the surviving entity in the Merger (sometimes referred to herein as the “Surviving Entity”) and shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of MP and CLS (together referred to as the “Constituent Corporations”); and all the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations, on whatever account, as well as for stock subscriptions and all other things in action or belonging to the Constituent Corporation, shall be vested in the Surviving Entity; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Entity as they had been of the several and respective Constituent Corporations.  The parties shall prepare and execute a plan of merger to effect this reorganization.

1.2

Audit and Evaluation

a)

Within seven (7) days of the execution of this Agreement, CLS agrees to, at its expense, hire an independent PCAOB professional auditing firm, to be pre-approved by MP, for the purpose of undertaking a full audit of the books and records for CLS for the previous three years, including but not limited to an audit of all copyrights and film titles, assets and liabilities, cash flows, revenue streams, indebtedness, accounts receivables, all contracts, including management and employment contracts, any leases and all business operations of CLS, which audit shall be completed within 30 days thereof (“the Audit”).

b)

All audited materials and valuation materials previously delivered and to be delivered pursuant to the terms of this Agreement shall, when delivered: (i) accurately reflect CLS’s financial books and records as of the times and for the periods referred to therein, (ii) be prepared in accordance with GAAP methodologies applied on a consistent basis throughout the periods involved,  (iii) fairly present in all material respects the consolidated financial position of CLS as of the re spective dates thereof and the consolidated results of CLS’s operations and cash flows for the periods indicated, and (iv) to the extent required for inclusion in the filings with the Securities and Exchange Commission (“SEC”), will comply in all material respects with the Securities Act of 1933 (“Securities Act”), and the published general rules and regulations of the SEC.

c)

The Parties acknowledge that the total assets of CLS shall be definitively determined in the Audit, but for clarity herein, the Parties agree that CLS assets shall include all related property including, but not limited to, 100% of all copyrights to the CLS library of films, and all content management systems, databases of any kind and all related and account information, all email lists and forms wherever they exist (“the Film Library”), all income streams from the exploitation of the Film Library, all financial and bank accounts used, and all associated trademarks, trade names, service marks and trademark rights, and such other property as is identified in the Audit (collectively referred to as “the Property”).

1.3.

The Closing; Closing Date; Effect.

The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of MCG or MCG’s designee on such mutually agreeable date but in any event not later than three (3) business days after the satisfaction or waiver of all conditions set forth in Clause 1.5 hereof (the “Closing Date”).

1.4

Actions at the Closing.

At the Closing Date or, in the case of securities issuances, as soon thereafter as is practicable:

a)

The CLS Shareholders shall deliver to MP the certificate(s) representing their CLS Shares, with transfer instructions and stock power.

b)

MCG shall deliver certificates for cancellation of the equivalent amount of Exchange Shares; and MP shall deliver certificates representing the Exchange Shares to the CLS Shareholders as soon as practicable.

c)

MP shall deliver to CLS evidence that MP’s board of directors authorizes the appointment of Philippe Diaz and Ali Yang as additional board directors of MP to serve immediately following the Closing Date and evidence of the appointment of each to serve immediately from the Closing Date and for a term of 10 years or until the next annual meeting of shareholders of MP, unless they or one of them chooses to resign prior.  The evidence of the appointment after the Closing date, Diaz shall be appointed at the Closing Date to act as the President of MP in charge of production distribution, theater cooperation, and film and media acquisitions, and Diaz shall have the final veto power within his scope of work, subject to the rules set forth by the Board of Directors of MP.

d)

MP shall provide CLS with evidence of the authorization of the MP Board to authorize MP company name to be changed to Cinema Libre Studio, Inc. and a corporate symbol change. From the date of the name change which shall become effective upon FINRA approval, MP will be able to conduct business under the name of Cinema Libre Studio.

e)

The Parties intend that the Exchange Shares to be issued pursuant to this Agreement in connection with the Exchange, will be issued in a transaction exempt from registration under the Securities Act, by reason of Section 4(a)(2) of the Securities Act, and/or Regulation S under the Securities Act, all recipients of such Exchange Shares, shall be “accredited investors” as such term is defined under Regulation D and/or “non-US Persons” as such term is defined under Regulation S.

The MP shares to be issued by MP pursuant to this Agreement have not been registered and are being issued pursuant to a specific exemption under the Securities Act, as well as under certain state securities laws for transactions by an issuer not involving any public offering or in reliance on limited federal preemption from such state securities registration laws, based on the suitability and investment representations made by the CLS Shareholders to MP and MCG. The Exchange Shares of to be issued by MP pursuant to this Agreement must be held and may not be sold, transferred, or otherwise disposed of for value unless such securities are subsequently registered under the Securities Act or an exemption from such registration is available, and that the certificates representing the Exchange Shares of MP Common Stock issued in the Share Exchange will bear a legend in substantially the following form so restricting the sale of such securities:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act. The securities have been acquired for investment and may not be sold or transferred without complying with Rule 144 in the absence of an effective registration or other compliance under the Securities Act.

1.5

Closing Covenants and Conditions.

Each of the Parties will use their reasonable best efforts to take all actions and to do all things necessary to consummate and make effective the transactions contemplated by this Agreement. In furtherance thereof, CLS will use CLS’s reasonable best efforts to cause CLS to permit the appointed auditor and evaluating firm (and MCG and MP if so requested by them) to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of CLS, to all premises, properties, personnel, books, records, and contracts of and pertaining to CLS and its business operations. MP and MGC will treat and hold such information in strict confidence and will not use any of this information except in connection with this Agreement, and, if this Agreement is terminated for whatever reason, they shall return to CLS all such information and any and all copies.

The obligations of MP and MCG to consummate the transaction contemplated by this Agreement are subject to satisfaction of the following conditions that:

a)

The representations and warranties made by CLS and the CLS Shareholders are correct in all material respects at the Closing Date;

b)

The Audit to be conducted pursuant to Clause 1.2 herein is  undertaken and completed in accordance therewith and is satisfactory and acceptable to MGC and MP;

c)

MP shall have received all necessary shareholder and Board consents to complete the transactions contemplated by this Agreement and MP shall have complied with and made all necessary filings under, the Exchange Act and the Securities Act and the rules and regulations promulgated thereunder, including the filing with the SEC of an information statement of the type contemplated by Rule 14c-2 under the Exchange Act in connection with this Agreement, the Merger and the Transactions (together with any amendments or supplements thereto, the “Information Statement”; and

d)

All necessary Closing documents are exchanged between the Parties.

2.

MANAGEMENT AND OPERATION OF MP POST CLOSING

2.1

Immediately after the Closing Date, Weiner shall remain Chairman and CEO of MP, and  Diaz shall become President - Production and Distribution and Yang shall become  President- International Affairs for MP and serving at the direction of the Board of Directors of MP. The Board of Directors of MP shall consist of five members (subject to change) including Philippe Diaz and Ali Yang and three representatives of MCG, with Mr. Jesse Weiner continuing to serve as Chairman of the Board of Directors (the “Board”). For clarity it is understood that the name of MP will be changed to Cinema Libre Studio at a mutually appropriate point after Closing Date.

2.2

The Parties agree that the main purpose of this transaction is to jointly pursue the strategic expansion and future development of MP and to achieve MP’s goal to uplist to a nationally recognized stock exchange (eg NASDAQ) as soon as is practicable. To achieve this goal the Board will create a five (5) year expansion and marketing strategy plan including movie investment and distribution and shall set certain annual profit margin goals for the business, to be determined in the Board’s discretion (“Profit Margin Goals”).

2.3

Diaz and Yang will make reasonable efforts to reach the annual Profit Margin Goals and to work diligently with the Board to achieve the overall objectives of MP and to the extent that Diaz and Yang do not or cannot meet these goals, they each agree to be subject to the resolutions and decisions of the Board relating thereto, provided that such resolution and/or decision of the Board shall not be in derogation of any other clause or terms of this Agreement.

2.4

According to the operating budget which shall be approved by the Board, the source of funds and funds must be approved by the Board.

2.5

Within reasonable time, after the Closing Date, the Parties agree that the operations of MP shall be relocated to CLS’s current leased premises.

3.

LOCK UP

3.1

Unless otherwise agreed between the Parties in writing, the CLS Shareholders agree to the following lock up provisions herein in relation to all sales of the Exchange Shares;

a)

0% within the first year after the Closing Date

b)

No more than 20% within the second year after the Closing Date

c)

No more than 20% within the third year after the Closing Date

d)

No more than 30% within the fourth year after the Closing Date

e)

No more than 30% within the fifth year after the Closing Date

All leak out of Exchange Shares held by CLS Shareholders shall be further subject to the terms and conditions of Rule 144 and all rules related to the sale of restricted shares by affiliates of MP, including but not limited to the 1% per quarter volume limitation applicable to affiliates.

3.2

At any time, including after the expiration of any lock-up period applicable to the Exchange Shares, MCG shall have a right of first refusal (“ROFR”) to repurchase any shares proposed to be sold by the CLS Shareholders. If CLS Shareholders determine they wish to sell any of the Exchange Shares they shall provide 20 days written notice to MCG and MCG shall have 10 days to either affirm or deny their ROFR and shall have an additional 30 days to provide the consideration for the shares offered under the ROFR. If MCG decides not to purchase, then CLS Shareholders shall be permitted to sell the Exchange Shares privately or publicly in the market, so long as all such sales are in compliance with applicable securities regulations related to resale.

4.

REPRESENTATIONS AND WARRANTIES

4.1

CLS and the CLS Shareholders, hereby severally and not jointly, represent and warrant to MCG and MP as follows;

a)

CLS is a company duly incorporated, validly existing, and in good standing under the laws of California and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of CLS’s Articles of Incorporation or Bylaws, or similar documents. CLS has taken all actions required by law, its Certificate of Incorporation or Bylaws, or otherwise to authorize the execution and delivery of this Agreement.  CLS has full power, authority, and legal capacity and has taken all action required by law, its Articles of Incorporation or Bylaws, and otherwise to consummate the transactions herein contemplated.

b)

The authorized capital stock of CLS consists of: (i) 10,000 shares of common stock, par value $1.00, of which 5,000 shares of common stock are issued and outstanding immediately prior to the Share Exchange. The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. As of the date of this Agreement, there are no outstanding warrants or options.

c)

CLS has no subsidiaries or predecessor corporations at Closing.

d)

CLS and the CLS Shareholders have full power and authority to execute and deliver this Agreement and to perform their obligations under it, and that this Agreement constitutes the valid and legally binding obligation of CLS and CLS Shareholders, enforceable in accordance with its terms and consideration.

e)

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by it will constitute a default under or require any notice under any agreement to which CLS is a party or by which CLS is bound.

f)

CLS Shareholders are both the record and beneficial owners of the CLS Shares. Such CLS Shareholders are not the record or beneficial owners of any other shares of CLS. Such CLS Shareholders have and shall transfer at the Closing, good and marketable title to the CLS Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever, excepting only restrictions on future transfers imposed by applicable law.

g)

CLS owns or controls, and has good and marketable title to all assets and property.

h)

CLS has duly allowed for all taxation reasonably foreseeable and CLS has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all governmental fees and taxation.

The books and records, financial and otherwise, of CLS are, in all material aspects, complete and correct and have been maintained in accordance with good business and accounting practices.

All of CLS’s assets are reflected on its financial statements, and CLS has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise which is not reflected on its financial statements.

i)

Neither CLS or CLS Shareholders are in conflict with, or in default or violation of, nor has it received, since their respective formations, any written notice of any conflict with, or default or violation of, any applicable Law by which it or any property or asset of is bound or affected, including, without limitation, consumer protection, insurance or securities laws, or any contract.

j)

The information concerning CLS set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

k)

As of the date of this Agreement, (a) there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of CLS; and (b) CLS has not: (i) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (ii) made any material change in its method of management, operation or accounting; (iii) entered into any other material transaction other than in the ordinary course of its business; or (iv) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees.

l)

Prior to the Closing, any and all actions, suits, proceedings, or investigations pending or, threatened by or against CLS or affecting CLS or its assets or properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, shall be settled and resolved. CLS does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

m)

The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which CLS is a party or to which any of its assets, properties or operations are subject.

n)

To the best of its knowledge, CLS has complied with all applicable statutes and regulations, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of CLS or except to the extent that noncompliance would not result in the occurrence of any material liability for CLS  This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

o)

The Board of Directors of CLS has authorized the execution and delivery of this Agreement by CLS and has approved this Agreement and the transactions contemplated hereby.

p)

 This Agreement and all agreements and other documents executed by CLS in connection herewith constitute the valid and binding obligation of CLS, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

4.2.

MCG and MP represent and warrant to as of the date of this Agreement that:

a)

MP is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of MP. “Material Adverse Effect” means, when used with respect to MP, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of MP, or materially impair the ability of MP to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement; or (ii) changes in the U.S. securities markets generally.

b)

The authorized capital stock of MP consists of: (i) 780,000,000 shares of common stock, par value $0.001, of which 7,180,199 shares of common stock are issued and outstanding immediately prior to the Share Exchange; and (ii) 20,000,000 shares of preferred stock, par value $0.001, of which there are no shares of preferred stock which are issued and outstanding immediately prior to the Share Exchange.

c)

All of the issued and outstanding shares of common stock of MP immediately prior to this Share Exchange are, and all shares of common stock of MP when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable U.S. federal and state securities laws and state corporate laws, and will have been issued free of preemp tive rights of any security holder.  The issuance of all of the shares of MP described in this Agreement have been, or will be, as applicable, in compliance with U.S. federal and state securities laws and state corporate laws.

d)

MP and MCG each has full corporate power and authority to execute and deliver this Agreement and all agreements, instruments, and other documents to be executed and delivered in connection with the transactions contemplated hereby and therefore and to perform their obligations under it, and that this Agreement constitutes the valid and legally binding obligation of them, enforceable in accordance with its terms and consideration.MP is not a party to or engaged in any legal action, suit, investigation or other proceeding by or before any court, arbitrator or administrative agency and has no knowledge of any such threatened action in relation to MP.

e)

MP is not in conflict with, or in default or violation of, nor has it received, since their respective formations, any written notice of any conflict with, or default or violation of any applicable Law by which it or any property or asset of is bound or affected, including, without limitation, consumer protection, insurance or securities laws, or any contract.

f)

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will constitute a default under or require any notice under any agreement to which it is a party or by which it is bound.

g)

MP has complied with all applicable federal and state securities laws and regulations, including being current in all of its reporting obligations under federal securities laws and regulations; and all prior issuances of securities have been either registered under the Securities Act, or exempt from registration.

5.

INDEMNITIES

5.1

MCG and MP shall indemnify, hold harmless, and defend CLS and CLS Shareholders from and against any and all liability, claims, costs and damages and attorney’s fees arising from MCG’s or MP’s breach of any of the covenants, representations and warranties  pursuant to this Agreement. MCG’s or MP’s indemnity obligations shall be contingent on CLS or CLS Shareholders providing MCG or MP timely notice of any claim for which CLS or CLS Shareholders seek indemnity. In no event shall any such indemnification payments exceed $250,000 in the aggregate from MP and MCG, except for any financial commitment to CLS and CLS Shareholders. No claim for indemnification may be brought under this Section 5.1 unless all claims for indemnification, in the aggregate, total more than $10,000.

5.2

CLS and CLS Shareholders shall indemnify, hold harmless, and defend MCG and MP from and against any and all liability, claims, costs and damages and attorney’s fees arising at any time in connection with the CLS Shares, or for CLS or CLS Shareholder’s breach of any of the covenants, representations and warranties to MCG or MP pursuant to this Agreement, and for any and all liabilities, costs claims, debts, and obligations, including but not limited to employee compensation, taxes and leasing costs relating to CLS and not disclosed during the Audit. CLS and CLS Shareholders indemnity obligations shall be contingent on MP or MCG providing CLS timely notice of any claim for which MCG or MP seeks indemnity.

6.

SURVIVAL

The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall expire on the first day of the ten-year anniversary of the Closing Date (the “Survival Period”). The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

7.

CONFIDENTIALITY

Each party to this Agreement shall take all reasonable precautions to maintain the confidentiality of the negotiation or existence of this Agreement, the identity of the parties to this Agreement and any non-public information concerning the other parties or their affiliates, advisors or partners provided to or discovered. Each party to this Agreement shall not disclose any such information acquired, however acquired, to anyone other than those professional advisors directly involved in the investigation, negotiation and execution of the transaction contemplated by this Agreement, except where directed by a court or appropriate law enforcement authority.

8.

NOTICES

Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if served personally or five days after mailing if mailed by first class United States mail, certified or registered with return receipt requested, postage prepaid, and addressed to the parties to the address listed after parties name.

9.

EXPENSES

Except as otherwise expressly contemplated in this Agreement, each party shall bear its own costs and expenses incurred in connection with this Agreement and the transaction contemplated hereby and thereby.

10.

BINDING EFFECT

This Agreement shall be binding upon the successors and assigns of the Parties.

11.

APPLICABLE LAW

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada. Each party irrevocably submits to the exclusive jurisdiction of the courts of Nevada in relation to any legal proceeding arising out of or relating to this Agreement or the Transactions contemplated herein.

12.

COUNSEL

Each party hereto acknowledges that it has received, or has had adequate opportunity to receive, the advice of its respective tax and legal counsel regarding the transaction contemplated or referenced herein and all related documents.

13.

FORCE MAJEURE

No party shall be liable for any failure to perform its obligations in connection with any action described in this Agreement, if such failure results from any act of God, war, riot, civil unrest, flood, earthquake, or other cause beyond such party’s reasonable control.

14.

ASSIGNMENT; SUCCESSORS AND ASSIGNS

Neither party may assign its rights and benefits under this Agreement without permission from the other party. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

15.

SEVERABILITY

This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

16.

 ENTIRE AGREEMENT

This Agreement, including any attached exhibits, embodies the entire agreement and understanding of the Parties with respect to its subject matter and supersedes all prior discussions, agreements, and undertakings between the Parties.  Any amendments to this Agreement must be in writing and signed by both parties.

17.

AMENDMENTS AND WAIVERS

Except as otherwise provided herein, no amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

18.

FURTHER ASSURANCES

The Parties shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the Exchange and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings and to obtain (in accordance with this Agreement) as soon as practicable all necessary consents, registrations, approvals, permits and authorizations as may be agreed upon by the Parties.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed and delivered by its respective duly authorized officer as of the date first above written.